UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2023

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 8.01 of this report as related to the Reverse Stock Split (as defined herein) is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Head of Business Development; Director resignation

On March 30, 2023, Christopher McNulty resigned from his position as the Chief Financial Officer and Head of Business Development of VBI Vaccines Inc. (the “Company”) and as a director of the board of directors (the “Board”) of the Company, effective as of April 10, 2023 (the “Effective Date”). Mr. McNulty’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Financial Officer and Head of Corporate Development; Director appointment

On March 30, 2023, Nell Beattie, 35, was appointed as the Chief Financial Officer and Head of Corporate Development of the Company, effective as of the Effective Date. On March 30, 2023, Ms. Beattie was also appointed to the Board to fill the vacancy resulting from Mr. McNulty’s resignation from the Board, effective as of the Effective Date, for a term expiring at the 2023 annual meeting of the Company’s shareholders, or until her successor is duly elected and qualified, or her earlier death, resignation or removal.

Prior to her appointment as the Chief Financial Officer and Head of Corporate Development of the Company, Ms. Beattie served as the Company’s Chief Business Officer since September 2017 and prior to that, as Director, Corporate Development and Investor Relations since June 2015. Ms. Beattie also served as VBI’s interim CFO from September 2017 to August 2018. Ms. Beattie joined the Company after completing her M.B.A at the Tuck School of Business at Dartmouth College. Prior to receiving her M.B.A., she was a consultant at Artisan Healthcare Consulting, where she worked with pharmaceutical and biotechnology companies to develop financial and strategic analyses to support corporate and business development efforts, pre-launch and commercialization planning, and portfolio prioritization initiatives. Ms. Beattie also holds a B.A. in Mathematics modified with Sociology from Dartmouth College.

In connection with Ms. Beattie’s appointment as Chief Financial Officer and Head of Corporate Development, Ms. Beattie and VBI Vaccines (Delaware) Inc. (“VBI DE”), a wholly-owned subsidiary of the Company, entered into an employment agreement (the “Beattie Employment Agreement”), dated April 3, 2023 and effective as of April 10, 2023. Pursuant to the Beattie Employment Agreement, Ms. Beattie is entitled to an annual base salary of $370,000.00 and is eligible to be considered for an annual bonus in an amount up to forty-five percent (45%) of her then applicable base salary, based upon the achievement of certain performance objectives established by the Board at its sole discretion. Ms. Beattie may also be eligible to receive certain stock options or similar stock-based rights at such times, amounts and vesting terms as determined by the Board at its discretion.

VBI DE may terminate the Beattie Employment Agreement at any time with cause or without cause (as defined in the Beattie Employment Agreement). If Ms. Beattie’s employment is terminated without cause, if the termination is during the period when negotiations with an unrelated third party for a change of control and ends on the twelve-month anniversary of the closing of the change of control transaction, or the termination is by Ms. Beattie for good reason (as defined in the Beattie Employment Agreement), Ms. Beattie will be entitled to receive a lump sum payment equal to six (6) months of base salary at the rate in effect on the date of termination plus an additional one month’s payment of base salary for each full year of Ms. Beattie’s employment by the Company pursuant to the Beattie Employment Agreement, less all applicable U.S. withholding and employment taxes and other deductions (the “Severance”), subject to a general release of claims. If Ms. Beattie’s employment is terminated with cause or because of Ms. Beattie’s death or disability, Ms. Beattie will not be entitled to the Severance. The Beattie Employment Agreement also contains certain noncompetition, non-solicitation, confidentiality, and assignment of work product requirements for Ms. Beattie.

There is no family relationship between Ms. Beattie and any director or executive officer of the Company. There are no transactions between Ms. Beattie and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing summary description of the Beattie Employment Agreement is qualified in its entirety by reference to the full text of the Beattie Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release announcing organizational changes and the anticipated Reverse Stock Split, among others. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On April 12, 2023, the Company will effect a 1-for-30 reverse stock split (the “Reverse Stock Split”) of its common shares, no par value. The Reverse Stock Split was approved by the Board on March 30, 2023. As a result of the Reverse Stock Split, every thirty (30) issued and outstanding common shares of the Company will be converted automatically into one (1) issued and outstanding common share. The Reverse Stock Split will reduce the number of common shares outstanding from 258,257,494 shares to approximately 8,608,539 shares, subject to adjustment for fractional share rounding, as applicable. The number of authorized common shares under the Company’s Articles will remain unlimited.

The Reverse Stock Split will affect all registered shareholders equally and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent the Reverse Stock Split would result in any shareholder owning a fractional share. No fractional shares will be issued as a result of the Reverse Stock Split. Per the requirements of the Business Corporations Act (British Columbia), under which the Company is regulated, if fractional shares held by registered shareholders are to be converted into whole shares, each fractional share held by a registered shareholder remaining after the completion of the Reverse Stock Split that is less than half of a share must be cancelled and each fractional share held by a registered shareholder that is at least half of a share must be rounded up to one whole share. No shareholders will receive cash in lieu of fractional shares. Proportional adjustments will be made to the number of common shares issuable upon the exercise of options and warrants as well as the applicable exercise price.

The common shares are expected to begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on April 12, 2023. The trading symbol for the common shares will remain “VBIV”. The new CUSIP number for the common shares following the Reverse Stock Split will be 91822J202.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 3, 2023, by and between VBI Vaccines (Delaware) Inc. and Nell Beattie
99.1	Press Release dated April 4, 2023 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 4, 2023	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer